UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 29, 2013

Tech Data Corporation
(Exact name of registrant as specified in its charter)

Florida	0-14625	59-1578329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5350 Tech Data Drive
Clearwater, Florida 33760
(Address of principal executive offices, including zip code)
727-539-7429
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Tech Data Corporation (the “Company”) entered into a waiver agreement and first amendments to certain limited waivers with respect to outstanding indebtedness and other instruments in connection with the Company’s pending restatement of certain of its previously issued quarterly and audited financial statements, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 21, 2013. The limited waivers to which these first amendments apply were previously described in the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2013, and the agreement to which the waiver agreement applies was previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2013.

Each of the first amendments to the limited waivers extends until October 31, 2013 the Company’s required delivery of its audited financial statements for the fiscal year ended January 31, 2013 and its unaudited financial statements for the fiscal quarters ended April 30, 2013 and July 31, 2013. Each of the first amendments to the limited waivers also extends the waivers previously granted related to representations that may have been incorrect when made and the Company’s potential failure to comply with certain covenants, including, principally, financial reporting covenants, as well as to potential defaults and events of default that may have arisen or could arise as a result of the foregoing. The waiver agreement waives potential defaults and events of default that may have arisen or could arise in connection with the pending restatement.

The outstanding indebtedness and other instruments to which the waiver agreement and these first amendments to the limited waivers apply are described below.

Waiver under Transfer and Administration Agreement

The Company, Tech Data Finance SPV, Inc. (the “Transferor”), Liberty Street Funding Corp. and Chariot Funding LLC, as class conduits and class investors, Bank of Nova Scotia acting through its New York agency and JPMorgan Chase Bank, N.A., as class agents and class investors, and Bank of America, National Association, as a class investor and administrative agent, entered into a first amendment to the limited waiver, effective as of July 29, 2013, under the transfer and administration agreement, dated as of May 19, 2000, as amended to the date hereof, among the Company, the Transferor, class conduits, class investors, class agents, and the administrative agent.

Waiver under Credit Agreement

The Company, the guarantors party thereto, Bank of America, N.A., as administrative agent, and the required lenders party thereto, entered into a first amendment to the limited waiver agreement, effective as of July 29, 2013, under the credit agreement, dated as of September 27, 2011, among the Company, Bank of America, N.A., and the lenders party thereto from time to time.

Waiver under Lease Agreement

The Company, SunTrust Bank, as lessor, SunTrust Equity Funding, LLC, as agent, and the required lenders, alternative lessees and guarantors party thereto entered into a waiver agreement, effective as of July 29, 2013, with respect to the fourth amended and restated lease agreement, dated as of June 27, 2013, between the Company and the lessor.

Certain Relationships

The various counterparties under each of the waiver agreements have provided and may continue to provide investment banking, financial advisory, credit and other services to the Company, for which they have received customary fees and expenses.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Tech Data Corporation
(Registrant)

Date: July 29, 2013	/s/ DAVID R. VETTER
David R. Vetter Senior Vice President, General Counsel & Secretary